Exhibit 10.1
TiVo Inc.
Clawback Policy and Executive Stock Ownership Guidelines
Acknowledgement
On December 11, 2013, TiVo Inc. (the “Company”) adopted the TiVo Inc. Clawback Policy and the TiVo Inc. Executive Stock Ownership Guidelines, as each may be amended from time to time (the “Clawback Policy” and “Ownership Guidelines,” respectively and collectively, the “Policies”) provided to you.
Clawback Policy Acknowledgement
You, and the cash-based incentive compensation that is granted, paid or credited to you from and after January 31, 2014 (the “Compensation”), are subject to the Clawback Policy. By signing below, you hereby acknowledge and agree that:
•You have received and have had an opportunity to review the Clawback Policy;
•the Compensation is subject to the Clawback Policy and may be subject to forfeiture and/or reimbursement as determined by the Company’s Board of Directors, the Compensation Committee thereof (or any officer of the Company to whom enforcement authority has been properly delegated);
•in the event it is determined by the Company’s Board of Directors, the Compensation Committee thereof (or any officer of the Company to whom enforcement authority has been properly delegated) that the Compensation awarded to you must be forfeited or reimbursed to the Company, you will promptly take any action necessary to effectuate such forfeiture and/or reimbursement;
•the Company will be entitled to withhold from any amounts otherwise payable to you, including “wages” within the meaning of applicable law, in order to satisfy any obligations you may have as a result of the application of the Clawback Policy to the Compensation earned by you, except to the extent such withholding or offset is not permitted under applicable law, or would cause the imposition of additional taxes and/or penalties under Section 409A of the Internal Revenue Code of 1986, as amended;
•the Clawback Policy applies to the Compensation notwithstanding the terms of the compensation plan or agreement under which it is granted or the terms of any employment agreement to which you are a party; and
•any determinations of the Company’s Board of Directors, the Compensation Committee thereof (or any officer of the Company to whom enforcement authority has been properly delegated) shall be conclusive and binding on you and need not be uniform with respect to each individual covered by the Clawback Policy.
In addition, you hereby acknowledge and agree that any Compensation you are awarded may be subject to reimbursement, clawback and/or forfeiture pursuant to applicable law, including without limitation pursuant to Section 10D of the Securities Exchange Act of 1934, as amended, under circumstances that are different from those applicable under the Clawback Policy, and you consent to application of any such reimbursement, clawback or forfeiture. You further agree that any amendments to the Clawback Policy, including any amendments to comply with applicable law, will be applicable to you.
Ownership Guidelines Acknowledgement
Effective as of February 1, 2014 you are subject to the Ownership Guidelines. By signing below, you hereby acknowledge and agree that:
•You are subject to and agree to satisfy the Guideline Ownership Level requirements as set forth in the Ownership Guidelines, in accordance with the terms of the Ownership Guidelines;
•until the guideline multiple-of-salary ownership level is attained, you shall retain not less than 50% of net profit realized upon (i) the exercise of any Company stock options; (ii) the payment of any Company performance shares and (iii) the vesting of any Company restricted shares; and
•the Company’s Board of Directors, the Compensation Committee thereof (or any officer of the Company to whom enforcement authority has been properly delegated) shall have discretion to interpret the Ownership Guidelines and your compliance with them, and any determination by the Company’s Board of Directors, the Compensation Committee thereof (or any officer of the Company to whom enforcement authority has been properly delegated) with respect to the Ownership Guidelines shall be final, conclusive and binding on all interested parties.
The Clawback Policy, Ownership Guidelines and this Acknowledgement will be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflict of laws which could cause the application of the law of any other jurisdiction.
If the terms of the Clawback Policy or Ownership Guidelines and this Acknowledgement conflict, the terms of the Policy shall prevail.
By signing below, you agree to the application of the Clawback Policy, the Ownership Guidelines and the other terms of this Acknowledgement.
Acknowledged and agreed as of _________, 2014:

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Executive